Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of September 21, 2014, is entered into by and among TTM Technologies, Inc., a Delaware corporation (“Parent”), and the undersigned stockholders (the “Stockholders”) of Viasystems Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent and Vector Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into, or will enter into, an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholders execute and deliver this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, each Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) owned by such Stockholder and set forth below such Stockholder’s signature on the signature page hereto (as to such Stockholder, the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.        Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.        Representations of Stockholders.

Each Stockholder represents and warrants to Parent that:

(a)        (i) Such Stockholder owns of record and is a beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of all of the Original Shares set forth below such Stockholder’s signature on the signature page hereto, free and clear of all Liens, except as provided under this Agreement, under the Company Certificate or Company Bylaws, or pursuant to any applicable restrictions on transfer under the Securities Act; and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)        Such Stockholder does not beneficially own any shares of Company Common Stock other than such Stockholder’s Original Shares and other than Original Shares held by other Stockholders, it being understood that the Stockholders jointly file a beneficial ownership report on Schedule 13G or Schedule 13D and may be deemed a group with beneficial ownership of shares held by other Stockholders in the group as and to the extent set forth in the Schedule 13G or Schedule 13D.

(c)        Such Stockholder has full corporate or limited partnership power and authority, as applicable, to enter into, execute and deliver this Agreement and to perform fully the Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor’s rights generally, and (ii) general principles of equity.

(d)        Except as set forth in the Merger Agreement (including, without limitation, the Company Disclosure Schedule), none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to such Stockholder or to its respective property or assets.

(e)        Except as set forth in the Merger Agreement (including, without limitation, the Company Disclosure Schedule), no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of such Stockholder is required in connection with the valid execution and delivery of this Agreement.

3.        Agreement to Vote Shares; Irrevocable Proxy.

(a)        Each Stockholder agrees during the Voting Period to vote such Stockholder’s Shares, and to cause any holder of record of such Stockholder’s Shares as of the applicable record date to vote: (i) in favor of the Merger and the Merger Agreement, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any Acquisition Proposal, including any Superior Proposal, (2) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Certificate or Company Bylaws). “Voting Period” means the period from and including the effective date of this Agreement through and including the earlier to occur of (I) the Effective Time, (II) when the Merger Agreement is terminated in accordance with its terms, (III) the termination of this Agreement or the Voting Period by the mutual written consent of the Parent and the Stockholders, (IV) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to stockholders of the Company, and (V) the date on which the Company Board, pursuant to Section 6.06(e) of the Merger Agreement, effects an Adverse Recommendation Change in light of the existence of an Intervening Event.

(b)        Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote, during the Voting Period, such Stockholder’s Shares as of the applicable record date, in each case solely to the extent and in the manner specified in Section 3(a) (the “Proxy Matters”). This proxy and power of attorney is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by such Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Stockholder with respect to such Stockholder’s Shares in respect of the Proxy Matters. The power of attorney granted by such Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the expiration of the Voting Period.

4.        No Voting Trusts or Other Arrangement.

Each Stockholder agrees that, during the Voting Period, such Stockholder will not, and will not permit any entity under such Stockholder’s control to, deposit any of such Stockholder’s Shares in a voting trust, grant any proxies with respect to such Stockholder’s Shares or subject any of such Stockholder’s

Shares to any arrangement with respect to the voting of such Stockholder’s Shares in respect of the Proxy Matters that is inconsistent with Section 3 other than agreements entered into with Parent.

5.        Transfer and Encumbrance.

Each Stockholder agrees that, during the Voting Period, such Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of such Stockholder’s Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such Stockholder’s Shares or such Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit: (a) a Transfer of the Shares by a Stockholder to an Affiliate of such Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee (if it is not already a Stockholder hereunder) agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement; (b) the Transfer of Shares pursuant to the Merger; (c) any Transfer by any Stockholder of any or all of such Stockholder’s Shares that is approved in writing by Parent; or (d) any Transfers of economic or ownership interests in such Stockholder.

6.        Additional Shares.

Each Stockholder agrees that all shares of Company Common Stock that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.        Waiver of Appraisal and Dissenters’ Rights.

Each Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that such Stockholder may have by virtue of ownership of Shares.

8.        Termination.

This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, (iii) pursuant to the termination of this Agreement by the mutual written consent of the Parent and the Stockholders, (iv) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to stockholders of the Company and (v) the date on which the Company Board, pursuant to Section 6.06(e) of the Merger Agreement, effects an Adverse Recommendation Change in light of the existence of an Intervening Event; provided, however, that the following provisions shall survive termination of this Agreement: Section 9(c), Section 11, Section 12, Section 13, and Section 14.

9.        Additional Agreements.

(a)        Each Stockholder hereby consent to the disclosure in the Form S-4 in which the Proxy Statement will be included as a prospectus (and, as and to the extent otherwise required by securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent, Merger Sub or the Company to any Governmental Authority or to securityholders of the Company) of the Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by Parent, Merger Sub or the Company with respect to such Stockholder for any regulatory application or filing made or approval sought in connection with the Merger or the other Transactions (including filings with the SEC).

(b)        If any further action is necessary or desirable to carry out the purposes of this Agreement, each Stockholder shall take all such action reasonably requested by Parent. Each Stockholder agrees to file (or cause to be filed on its behalf) with the SEC, as promptly as possible after the date hereof, each filing and other report required to be filed by it and its controlled Affiliates pursuant to the Exchange Act and the rules and regulations of the SEC thereunder, including any required filing on Schedule 13D, and further agrees to reconfirm each of its obligations under this Agreement promptly upon the written request of Parent.

(c)        Parent shall cause the Exchange Agent to pay to each Stockholder the cash component of the Merger Consideration owing to such Stockholder for Company Common Stock with respect to which the exchange procedures determined by the Company, Parent and the Exchange Agent have been completed in accordance with the Merger Agreement, by wire transfer of immediately available funds promptly following (but no later than two Business Days after) the later of the Closing Date or completion of such procedures and delivery of a completed Letter of Transmittal by each Stockholder, to the account or accounts designated in writing by such Stockholder to Parent and the Exchange Agent at least five (5) Business Days prior to the Closing Date. No later than ten Business Days before the Closing Date, Parent shall provide, or cause the Exchange Agent to provide, to each Stockholder the Letter of Transmittal and all other documentation and instructions necessary for the Stockholder to complete the exchange procedures and receive such payment promptly following the Effective Time.

10.        Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

11.        No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Shares, except as otherwise provided herein.

12.        Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13.        Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to Parent:

TTM Technologies, Inc.

1665 Scenic Avenue, Suite 250

Costa Mesa, CA 92626

Attention: Thomas T. Edman

Facsimile: (714) 784-3712

Email: tom.edman@ttmtech.com

With a copy to:

Greenberg Traurig, LLP

2375 E. Camelback Road, Suite 700

Phoenix, Arizona 85016

Attention: Bruce E. Macdonough

Brian H. Blaney

Facsimile: (602) 445-8618

Email: macdonoughb@gtlaw.com

     blaneyb@gtlaw.com

If to any Stockholder:

c/o Kainos Capital LLC

2100 McKinney Avenue, Suite 1600

Dallas, Texas 75201

Attention: David W. Knickel

Facsimile: (214) 720-7888

Email: dknickel@kainoscapital.com

With a copy to:

Vinson & Elkins LLP

3700 Trammell Crow Center

2001 Ross Avenue

Dallas, Texas 75201

Attention: Robert L. Kimball

Facsimile: (214) 999-7860

Email: rkimball@velaw.com

14.        Miscellaneous.

(a)        This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)        All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). The parties hereby (i) submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) for the purpose of any Action arising out of or relating to this Agreement brought by any party and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action is brought in an inconvenient forum, that the venue of such Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts. Each of the parties hereto agrees that mailing of process or other papers in connection with any action or proceeding in the manner provided in Section 13 or such other manner as may be permitted by Law shall be valid and sufficient service of process.

(c)        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

(d)        If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)        This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)        The parties shall execute such further documents and take such further actions as may be reasonably necessary to implement and carry out the intent of this Agreement.

(g)        All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)        The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon the Stockholders until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)        No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto except in connection with an assignment of Shares as contemplated by Section 5. Any assignment contrary to the provisions of this Section 14(i) shall be null and void.

(j)        Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person (other than, in the case of Parent, its successors and permitted assigns and other than, in the case of the Stockholders, their successors and permitted assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(k)        This Agreement is being entered into by each Stockholder solely in its capacity as a beneficial owner and the record holder of such Stockholder’s Shares and notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to, or shall be construed to, prohibit any Stockholder, or any officer or Affiliate of any of the Stockholders who is a director of the Company, from taking any action in his capacity as a member of the Company Board or from exercising his fiduciary duties as a member of the Company Board.

(l)        The rights and obligations of each of the Stockholders under this Agreement shall be several and not joint. All references to actions to be taken by the Stockholders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations or warranties to be made by Stockholders acting severally and not jointly. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Stockholder’s failure to perform its obligations under this Agreement, Parent agrees that no Stockholder will be liable for claims, losses, damages, liabilities or other obligations resulting from any breach by the Company of the Merger Agreement, and that the Company shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Stockholder’s failure to perform its obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

TTM TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Thomas T. Edman
Name:	Thomas T. Edman
Title:	President and Chief Executive Officer

HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

By:	HM3/GP Partners, L.P., its general partner

By:	Hicks, Muse GP Partners III, L.P., its general partner

By:	Hicks Muse Fund III Incorporated, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

8,189,803

HM3 COINVESTORS, L.P.

By:	Hicks Muse GP Partners III, L.P., its general partner

By:	Hicks Muse Fund III Incorporated, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

222,120

[Signature Page]

HMTF EQUITY FUND IV (1999), L.P.

By:	HM4/GP (1999) Partners, L.P., its general partner

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Partners IV, LLC, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

1,425,833

HMTF PRIVATE EQUITY FUND IV (1999), L.P.

By:	HM4/GP (1999) Partners, L.P., its general partner

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Partners IV, LLC, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

10,100

[Signature Page]

HICKS, MUSE PG-IV (1999), C.V.

By:	HM Equity Fund IV/GP Partners (1999), C.V., its general partner

By:	HM GP Partners IV Cayman., L.P., its general partner

By:	HM Legacy LLC, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

75,912

HM 4-P (1999) COINVESTORS, L.P.

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Fund IV, LLC, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

35,064

[Signature Page]

HM 4-EQ (1999) COINVESTORS, L.P.

By:	Hicks, Muse GP (1999) Partners IV, L.P., its general partner

By:	Hicks, Muse (1999) Fund IV, LLC, its general partner

By:	/s/ David W. Knickel
David W. Knickel
Vice President

Number of Shares of Company Common Stock:

23,303

[Signature Page]